Exhibit 99.1

THE WENDY’S COMPANY REPORTS FIRST QUARTER 2018 RESULTS

North America same-restaurant sales increase 1.6% in 1Q

21st consecutive quarter of positive same-restaurant sales

33 global restaurant openings during first quarter of 2018

Dublin, Ohio (May 8, 2018) – The Wendy’s Company (NASDAQ: WEN) today reported unaudited results for the first quarter ended April 1, 2018.

“We are pleased with our continued sales momentum in the first quarter, in the face of adverse impacts from weather” President and Chief Executive Officer Todd Penegor said. “We have now recorded 21 consecutive quarters of positive same-restaurant sales in North America, and continue to capitalize on the strength of our balanced marketing approach and awareness around our fresh never frozen beef*. We continue to make progress with Image Activation and remain on track to grow our global unit count by approximately 2% in 2018. Our relentless focus on executing every element of The Wendy’s Way by providing food our customers love, friendly service, value, and an inviting atmosphere will continue to drive growth in the future.”

First Quarter 2018 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Three Months Ended
	April 1, 2018	April 2, 2017
	(Unaudited)
North America Same-Restaurant Sales Growth(1)	1.6%	1.6%
Global Restaurant Openings
North America - Total / Net	16 / -9	18 / 6
International - Total / Net	17 / 8	15 / 8
Global - Total / Net	33 / -1	33 / 14
Global Systemwide Sales (In US$ Millions)(2)
North America	$2,404	$2,337
International(3)	$127	$113
Global	$2,532	$2,450

*	Fresh beef available in the contiguous U.S., Canada and Alaska.

Operational Highlights (Continued)	Three Months Ended
	April 1, 2018	April 2, 2017
	(Unaudited)
Global Systemwide Sales Growth(1)
North America	2.8%	2.5%
International(3)	13.7%	14.1%
Global Systemwide Sales Growth	3.3%	3.0%

(1)	Same-restaurant sales growth and systemwide sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.
(2)	Systemwide sales include sales at both Company-operated and franchise restaurants. Sales by franchise restaurants are not recorded as Company revenues. However, the Company’s royalty revenues are computed as percentages of sales made by franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and therefore on the Company’s profitability.
(3)	Excludes Venezuela.

Financial Highlights	Three Months Ended
	April 1, 2018	April 2, 2017(1)	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$380.6	$361.0	5.4%
Adjusted Revenues(2)	$301.7	$282.8	6.7%
Company-Operated Restaurant Margin	13.9%	16.0%	(2.1)%
General and Administrative Expense	$50.4	$51.3	1.9%
Operating Profit	$55.3	$57.7	(4.3)%
Net Income	$20.2	$20.5	(1.6)%
Adjusted EBITDA	$90.8	$86.2	5.4%
Adjusted EBITDA Margin(3)	30.1%	30.5%	(0.4)%
Reported Diluted Earnings Per Share	$0.08	$0.08	— %
Adjusted Earnings Per Share	$0.11	$0.08	37.5%
Cash Flows from Operations	$68.7	$42.1	63.1%
Capital Expenditures	$(10.6)	$(14.8)	(28.6)%
Year-to-Date Free Cash Flow(4)	$41.0	$23.7	73.1%

(1)	Income statement numbers are presented on a recast basis to account for the impact of the new revenue recognition accounting standard as if the full retrospective method of adoption had been used. Please refer to the income statement, adjusted EBITDA and adjusted EPS recast reconciliations that accompany this release for further details.
(2)	Total revenues less advertising funds revenue.
(3)	Adjusted EBITDA divided by adjusted revenues. The definition of adjusted EBITDA has changed in fiscal year 2018 to exclude revenues from our advertising funds that are now included in our total revenues under the new revenue recognition accounting standard.
(4)	Cash flows from operations minus capital expenditures and the impact of the advertising funds.

First Quarter Financial Highlights

Adjusted Revenues

The increase in adjusted revenues resulted primarily from increased rental revenue related to Franchise Flips completed in 2017 and positive same-restaurant sales at Company-operated and Franchise-operated restaurants which resulted in increased sales and franchise royalties, respectively. The Company estimates that weather adversely impacted same–restaurant sales for the North American system by approximately 50 basis-points.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of higher commodity costs, the adverse impact of weather, and labor rate inflation, partially offset by pricing actions. The Company estimates that weather adversely impacted Company–operated same-restaurant sales by approximately 100 basis-points.

General & Administrative Expense

The decrease in general and administrative expenses resulted primarily from lower professional fees.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from revenue growth, including net rental income, partially offset by a decrease in Company-operated restaurant margin.

Adjusted Earnings Per Share

The increase in adjusted earnings per share resulted primarily from the positive impact of a lower tax rate from net excess tax benefits related to share-based payments and the Tax Cuts and Jobs Act of 2017.

Year-to-Date Free Cash Flow

The increase in free cash flow resulted from an increase in cash flows from operations and a decrease in capital expenditures. The increase in cash flows from operations resulted primarily from an increase in net income adjusted for non-cash expenses and a favorable change in working capital.

New Restaurant Development

In the first quarter of 2018 the Company had 33 global restaurant openings, with a slight decrease in net new unit growth. The decrease was primarily driven by the timing of North American restaurant closures within the year as we continue to build a stronger system. The Company continues to expect 2018 global net new unit growth of approximately 2 percent, with approximately 1 percent growth in North America and approximately 16 percent growth for International.

Image Activation

Image Activation, which includes reimaging existing restaurants and building new restaurants, remains an integral part of our global growth strategy. At the end of the first quarter, 44 percent of the global system was image activated. This compares to 43 percent image activated at the end of 2017. The Company continues to expect approximately 10 percent of the global system to be image activated on an annual basis through 2020.

Franchise Flips

In the first quarter of 2018, the Company did not facilitate any Franchise Flips. However, the Company will continue to facilitate Franchise Flips to ensure that restaurants are operated by well-capitalized franchisees that are committed to long-term growth. The Company continues to expect that approximately 200 Franchise Flips will be completed in 2018.

Company repurchases 2.4 million shares for $39.4 million in first quarter

The Company repurchased 2.4 million shares for $39.4 million in the first quarter at an average price of $16.58 per share. As part of these repurchases, the Company completed its 2017 share repurchase authorization of $150 million which expired on March 4, 2018 by purchasing 1.4 million shares for $22.6 million in the first quarter. The Company also purchased 1.0 million shares for $16.7 million on its existing $175 million share repurchase authorization. The Company has approximately $158.3 million remaining on its existing share repurchase authorization, which expires March 3, 2019.

Company declares quarterly dividend

The Company announced today the declaration of its regular quarterly cash dividend of 8.5 cents per share, payable on June 15, 2018, to shareholders of record as of June 1, 2018. The number of common shares outstanding as of May 2, 2018 was 239.2 million.

2018 outlook

This release includes forward-looking guidance for certain non-GAAP financial measures, including adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share, free cash flow and adjusted tax rate, such as national advertising funds’ revenues and expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net and timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share, free cash flow or reported tax rate or a reconciliation of those projected measures.

The amounts shown below reflect the impact of the new revenue recognition accounting standard, certain other income statement reclassifications and the Tax Cuts and Jobs Act of 2017. The Company continues to expect aspects of the Tax Cuts and Jobs Act of 2017 to be clarified in the future, which could affect elements of the 2018 outlook. For more information regarding the changes related to the new revenue recognition accounting standard and other income statement reclassifications that were made to our prior year financial statements, please reference the publicly available presentation in the supplemental financial information located in the Investors section of the Company’s website at www.wendys.com/who-we-are.

During 2018, the Company now expects:

•	Depreciation and amortization expense of approximately $130 million.
•	An adjusted tax rate of approximately 21 to 23 percent.
•	Adjusted earnings per share of approximately $0.55 to $0.57, an increase of approximately 41 to 46 percent compared to recast 2017 results.

In addition, the Company continues to expect:

•	North America same-restaurant sales growth of approximately 2.0 to 2.5 percent.
•	Commodity inflation of approximately 1 to 2 percent.
•	Labor inflation of approximately 3 to 4 percent.
•	Company-operated restaurant margin of approximately 17 to 18 percent.
•	General and administrative expense of approximately $195 million.
•	Adjusted EBITDA of approximately $420 to $430 million, an increase of approximately 8 to 10 percent compared to recast 2017 results.
•	Adjusted EBITDA margin of approximately 33 to 34 percent.
•	Interest expense of approximately $120 million.
•	Cash flows from operations of approximately $295 to $320 million.
•	Capital expenditures of approximately $75 to $80 million.
•	Free cash flow of approximately $220 to $240 million, an increase of approximately 29 to 41 percent compared to 2017.

Company on track to achieve 2020 goals

The Company continues to expect to achieve the following goals by the end of 2020:

•	Global systemwide sales (in constant currency and excluding Venezuela) of ~$12 billion.
•	Global restaurant count of ~7,250.
•	Global Image Activation of at least 70 percent.
•	Adjusted EBITDA margin of 37 to 39 percent.
•	Free cash flow of ~$300 million (capital expenditures of ~$65 million).

Conference call and webcast scheduled for 9:00 a.m. tomorrow, May 9

The Company will host a conference call on Wednesday, May 9 at 9 a.m. ET, with a simultaneous webcast from the Investors section of the Company’s website at www.wendys.com/who-we-are. The related presentation materials will also be available on the Investors section Company’s website. The live conference call will be available by telephone at (877) 572-6014 for domestic callers and (281) 913-8524 for international callers. An archived webcast and presentation materials will be available on the Investors section of the Company’s website.

Forward-looking statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”) and the Company’s stated 2020 goals. Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;
(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, unemployment and decreased consumer spending levels;
(3)	the ability to effectively manage the acquisition and disposition of restaurants;
(4)	cost and availability of capital;
(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;
(6)	the financial condition of the Company’s franchisees;
(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;
(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;
(9)	risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cyber security that impacts the Company or its franchisees, including the cybersecurity incident previously announced;
(10)	the effects of negative publicity that can occur from increased use of social media;
(11)	the availability of suitable locations and terms for the development of new restaurants;
(12)	risks associated with the Image Activation program;
(13)	adoption of new, or changes in, laws, regulations or accounting standards (including the new guidance on leases that will become effective for fiscal 2019), policies and practices;
(14)	changes in debt, equity and securities markets;
(15)	goodwill and long-lived asset impairments;
(16)	changes in interest rates;

(17)	the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce its general and administrative expense, and the future impact on the Company’s earnings;
(18)	risks associated with the Company’s debt refinancing, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital;
(19)	risks associated with the amount and timing of share repurchases under the $175 million share repurchase program approved by the Board of Directors; and
(20)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact.

The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure regarding non-GAAP financial measures

In addition to the GAAP financial measures presented in this release, the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales. Adjusted revenue, Adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, and adjusted tax rate exclude certain expenses and benefits as detailed in the reconciliation tables that accompany this release. The Company uses these non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, systemwide sales and free cash flow are also used by the Company in establishing performance goals for purposes of executive compensation.

The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes guidance regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. As a result of the adoption of the new revenue recognition accounting standard in the first quarter of 2018, the Company now defines free cash flow as cash flows from operations minus capital expenditures and advertising funds restricted assets and liabilities, as reported under GAAP. Advertising funds restricted assets and liabilities are excluded because they are not available for the Company’s working capital needs. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales are not recognized terms under U.S. General Accepted Accounting Principles, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, free cash flow, adjusted tax rate, and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures.

Key business measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales and systemwide sales, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance. Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and therefore on the Company’s profitability.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads with hand-chopped lettuce, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (NASDAQ: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,600 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. Please visit www.wendys.com and

www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Director - Investor Relations

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Director - Corporate Communications

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three Month Periods Ended April 1, 2018 and April 2, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2018	2017 (a)
Revenues:
Sales	$153,649	$148,212
Franchise royalty revenue and fees	97,908	94,690
Franchise rental income	50,107	42,917
Advertising funds revenue	78,900	—

	380,564	285,819

Costs and expenses:
Cost of sales	132,219	124,543
Franchise support and other costs	6,173	3,643
Franchise rental expense	23,263	18,868
Advertising funds expense	78,900	—
General and administrative	50,356	51,314
Depreciation and amortization	32,152	29,165
System optimization losses (gains), net	570	(1,407)
Reorganization and realignment costs	2,626	181
Impairment of long-lived assets	206	510
Other operating income, net	(1,163)	(1,718)

	325,302	225,099

Operating profit	55,262	60,720
Interest expense, net	(30,178)	(28,975)
Loss on early extinguishment of debt	(11,475)	—
Other income, net	744	389

Income before income taxes	14,353	32,134
Benefit from (provision for) income taxes	5,806	(9,793)

Net income	$20,159	$22,341

Basic and diluted net income per share	$.08	$.09
Number of shares used to calculate basic income per share	239,928	246,606

Number of shares used to calculate diluted income per share	248,419	254,239

(a)	2017 condensed consolidated statement of operations reflects reclassifications to conform to the current year presentation; however, it does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of April 1, 2018 and December 31, 2017

(In Thousands Except Par Value)

(Unaudited)

	April 1, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$187,709	$171,447
Restricted cash	30,113	32,633
Accounts and notes receivable, net	109,874	114,390
Inventories	3,149	3,156
Prepaid expenses and other current assets	20,086	20,125
Advertising funds restricted assets	91,483	62,602

Total current assets	442,414	404,353
Properties	1,245,377	1,263,059
Goodwill	742,555	743,334
Other intangible assets	1,311,217	1,321,585
Investments	53,669	56,002
Net investment in direct financing leases	229,600	229,089
Other assets	85,006	79,516

Total assets	$4,109,838	$4,096,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,250	$22,750
Current portion of capital lease obligations	7,588	7,422
Accounts payable	19,315	22,764
Accrued expenses and other current liabilities	99,307	111,624
Advertising funds restricted liabilities	100,646	62,602

Total current liabilities	250,106	227,162
Long-term debt	2,317,440	2,263,688
Capital lease obligations, net of current portion	459,743	460,542
Deferred income taxes	267,156	299,053
Deferred franchise fees	92,727	10,881
Other liabilities	259,669	262,409

Total liabilities	3,646,841	3,523,735
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 240,199 and 240,512 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,878,804	2,885,955
Accumulated deficit	(233,700)	(163,289)
Common stock held in treasury, at cost; 230,225 and 229,912 shares, respectively	(2,177,024)	(2,150,307)
Accumulated other comprehensive loss	(52,125)	(46,198)

Total stockholders’ equity	462,997	573,203

Total liabilities and stockholders’ equity	$4,109,838	$4,096,938

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Month Periods Ended April 1, 2018 and April 2, 2017

(In Thousands)

(Unaudited)

	Three Months Ended
	2018	2017
Cash flows from operating activities:
Net income	$20,159	$22,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,152	29,165
Share-based compensation	4,458	3,559
Impairment of long-lived assets	206	510
Deferred income tax	(9,799)	(938)
Non-cash rental income, net	(3,239)	(2,728)
Net receipt of deferred vendor incentives	7,340	9,602
System optimization losses (gains), net	570	(1,407)
Distributions received from TimWen joint venture	2,907	2,439
Equity in earnings in joint ventures, net	(1,824)	(1,846)
Loss on early extinguishment of debt	11,475	—
Accretion of long-term debt	313	308
Amortization of deferred financing costs	1,427	2,000
Reclassification of unrealized losses on cash flow hedges	—	723
Other, net	2,729	1,420
Changes in operating assets and liabilities:
Accounts and notes receivable, net	2,934	(1,818)
Inventories	7	130
Prepaid expenses and other current assets	4	(1,328)
Advertising funds restricted assets and liabilities	17,189	3,653
Accounts payable	146	(2,485)
Accrued expenses and other current liabilities	(20,443)	(21,180)

Net cash provided by operating activities	68,711	42,120

Cash flows from investing activities:
Capital expenditures	(10,569)	(14,811)
Dispositions	351	1,650
Notes receivable, net	(872)	(1,754)
Payments for investments	(12)	(58)

Net cash used in investing activities	(11,102)	(14,973)

Cash flows from financing activities:
Proceeds from long-term debt	928,167	4,511
Repayments of long-term debt	(871,747)	(10,670)
Deferred financing costs	(17,340)	(415)
Repurchases of common stock	(39,372)	(16,026)
Dividends	(20,355)	(17,273)
Proceeds from stock option exercises	9,385	4,459
Payments related to tax withholding for share-based compensation	(8,321)	(2,559)
Contingent consideration payment	(6,100)	—

Net cash used in financing activities	(25,683)	(37,973)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	31,926	(10,826)
Effect of exchange rate changes on cash	(2,482)	782

Net increase (decrease) in cash, cash equivalents and restricted cash	29,444	(10,044)
Cash, cash equivalents and restricted cash at beginning of period	212,824	275,949

Cash, cash equivalents and restricted cash at end of period	$242,268	$265,905

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	2018	2017 (a)
Net income	$20,159	$22,341
(Benefit from) provision for income taxes	(5,806)	9,793

Income before income taxes	14,353	32,134
Other income, net	(744)	(389)
Loss on early extinguishment of debt	11,475	—
Interest expense, net	30,178	28,975

Operating profit	55,262	60,720
Plus (less):
Depreciation and amortization	32,152	29,165
System optimization losses (gains), net	570	(1,407)
Reorganization and realignment costs	2,626	181
Impairment of long-lived assets	206	510

Adjusted EBITDA	$90,816	$89,169

Revenues	$380,564	$285,819
Less:
Advertising funds revenue	(78,900)	—

Adjusted revenues	$301,664	$285,819

Adjusted EBITDA margin	30.1%	31.2%

(a)	2017 reconciliation of net income to adjusted EBITDA does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2018	2017 (a)
Net income	$20,159	$22,341

Plus (less):
Advertising funds revenue	(78,900)	—
Advertising funds expense	78,900	—
Depreciation of assets that will be replaced as part of the Image Activation initiative	—	449
System optimization losses (gains), net	570	(1,407)
Reorganization and realignment costs	2,626	181
Impairment of long-lived assets	206	510
Loss on early extinguishment of debt	11,475	—

Total adjustments	14,877	(267)
Income tax impact on adjustments (b)	(3,868)	(34)
Tax reform	(3,623)	—

Total adjustments, net of income taxes	7,386	(301)

Adjusted income	$27,545	$22,040

Diluted earnings per share	$.08	$.09
Total adjustments per share, net of income taxes	.03	.00

Adjusted earnings per share	$.11	$.09

(a)	2017 reconciliation of net income and diluted earnings per share to adjusted income and adjusted earnings per share does not reflect adjustments for the implementation of the new revenue recognition standard as the Company applied the modified retrospective method upon adoption.
(b)	The benefit from income taxes on all adjustments for the three months ended April 1, 2018 was calculated using an effective tax rate of 26.00%. For the three months ended April 2, 2017, the provision for income taxes on “System optimization losses (gains), net” was $407 and the benefit from income taxes on all other adjustments was calculated using an effective tax rate of 38.67%.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Three Month Periods Ended April 1, 2018 and April 2, 2017

(In Thousands)

(Unaudited)

	Three Months Ended
	2018	2017
Net cash provided by operating activities	$68,711	$42,120
Less:
Capital expenditures	(10,569)	(14,811)
Advertising funds impact	(17,189)	(3,653)

Free cash flow	$40,953	$23,656

The Wendy’s Company and Subsidiaries

Reconciliation of Condensed Consolidated Statement of Operations

to Recast Condensed Consolidated Statement of Operations (a)

Three Month Period Ended April 2, 2017

(In Thousands Except Per Share Amounts)

(Unaudited)

	As reported	Franchise fees	Advertising funds	Recast
Revenues:
Sales	$148,212	$—	$—	$148,212
Franchise royalty revenue and fees	94,690	(3,003)	—	91,687
Franchise rental income	42,917	—	—	42,917
Advertising funds revenue	—	—	78,182	78,182

	285,819	(3,003)	78,182	360,998

Costs and expenses:
Cost of sales	124,543	—	—	124,543
Franchise support and other costs	3,643	—	—	3,643
Franchise rental expense	18,868	—	—	18,868
Advertising funds expense	—	—	78,182	78,182
General and administrative	51,314	—	—	51,314
Depreciation and amortization	29,165	—	—	29,165
System optimization gains, net	(1,407)	—	—	(1,407)
Reorganization and realignment costs	181	—	—	181
Impairment of long-lived assets	510	—	—	510
Other operating income, net	(1,718)	—	—	(1,718)

	225,099	—	78,182	303,281

Operating profit	60,720	(3,003)	—	57,717
Interest expense, net	(28,975)	—	—	(28,975)
Other income, net	389	—	—	389

Income before income taxes	32,134	(3,003)	—	29,131
Provision for income taxes	(9,793)	1,147	—	(8,646)

Net income	$22,341	$(1,856)	$—	$20,485

Basic and diluted net income per share	$.09	$(.01)	$—	$.08

(a)	The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of operations reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net Income to Recast Adjusted EBITDA (a)

(In Thousands)

(Unaudited)

Three Months Ended
2017
Net income	$20,485
Provision for income taxes	8,646

Income before income taxes	29,131
Other income, net	(389)
Interest expense, net	28,975

Operating profit	57,717
Plus (less):
Advertising funds revenue	(78,182)
Advertising funds expense	78,182
Depreciation and amortization	29,165
System optimization gains, net	(1,407)
Reorganization and realignment costs	181
Impairment of long-lived assets	510

Adjusted EBITDA	$86,166

Revenues	$360,998
Less:
Advertising funds revenue	(78,182)

Adjusted revenues	$282,816

Adjusted EBITDA margin	30.5%

(a)	The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income to recast adjusted EBITDA reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

The Wendy’s Company and Subsidiaries

Reconciliation of Recast Net Income and Diluted Earnings Per Share to

Recast Adjusted Income and Adjusted Earnings Per Share (a)

(In Thousands Except Per Share Amounts)

(Unaudited)

Three Months Ended
2017
Net income	$20,485

Plus (less):
Advertising funds revenue	(78,182)
Advertising funds expense	78,182
Depreciation of assets that will be replaced as part of the Image Activation initiative	449
System optimization gains, net	(1,407)
Reorganization and realignment costs	181
Impairment of long-lived assets	510

Total adjustments	(267)
Income tax impact on adjustments	(34)

Total adjustments, net of income taxes	(301)

Adjusted income	$20,184

Diluted earnings per share	$.08
Total adjustments per share, net of income taxes	.00

Adjusted earnings per share	$.08

(a)	The Company applied the modified retrospective method upon adoption of the new revenue recognition standard. The reconciliation of recast net income and diluted earnings per share to recast adjusted income and adjusted earnings per share reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.